Exhibit 10.11

FIRST AMENDMENT TO AND REINSTATEMENT OF

REAL ESTATE PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO AND REINSTATEMENT OF REAL ESTATE PURCHASE AND SALE AGREEMENT (this “First Amendment”), is made as of this 25 day of July, 2017 (the “Effective Date”), by and between MEDALIST PROPERTIES 8, LLC, a Delaware limited liability company (“Seller”); and MEDALIST DIVERSIFIED HOLDINGS, L.P., a Delaware limited partnership, or its permitted assigns (“Buyer”).

RECITALS

A.           Seller and Buyer entered into that certain Real Estate Purchase and Sale Agreement (the “Agreement”) effective as of July 31, 2016, regarding the purchase of the Property, which is more particularly described in the Agreement.

B.           The parties have agreed to modify, amend, ratify and reinstate the Agreement as more particularly set forth in this First Amendment.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

1.          Definitions. All capitalized terms used this in this First Amendment but not otherwise defined shall have their same meanings as set forth in the Agreement.

2.          Purchase Price. Section 1.3 of the Agreement is hereby deleted and replaced with the following in its entirety.

   1.3        Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be Fifteen Million One Hundred Thousand and 00/Dollars ($15,100,000.00).  The Purchase Price shall be paid to Seller by Buyer on the Closing Date (as defined below), plus or minus all adjustments and/or credits as set forth herein, by wire transfer of immediately available federal funds. Notwithstanding the foregoing, in lieu of an all-cash payment of the Purchase Price, Seller may, in Seller’s sole discretion, accept a combination of cash and units of limited partnership interest (“OP Units”) in the Buyer (the “Aggregate Consideration”).  The proportion of cash and OP Units, if any, shall be determined by the Buyer and Seller on or prior to the Closing Date.

3.          Reinstatement and Ratification. The parties hereby, reinstate, ratify and affirm the Agreement, which Agreement shall remain in full force and effect, except as specifically modified by this First Amendment.

4.          Counterpart Signatures. This First Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

5.          Facsimile and PDF Signatures. Handwritten signatures to this First Amendment transmitted by telecopy or electronic mail (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing. Each party to this First Amendment shall be bound by its own telecopied or electronically transmitted handwritten signature and shall accept the telecopied or electronically transmitted handwritten signature of the other party to this First Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

SELLER:

MEDALIST PROPERTIES 8, LLC, a
Delaware limited liability company

By:	Medalist Fund Manager, Inc., a
Virginia corporation
Its:	Manager

By:	/s/ William R. Elliott
Name: William R. Elliott
Title: Co-Manager

BUYER:

MEDALIST DIVERSIFIED HOLDINGS, L.P., a
Delaware limited partnership

By:	/s/ William R. Elliott
William R. Elliott, Authorized Signatory